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                                                                    Exhibit 10.9

                  AMENDED AND RESTATED PREFERRED STOCK ISSUANCE
                       AND CAPITAL CONTRIBUTION AGREEMENT

          AMENDED AND RESTATED PREFERRED STOCK ISSUANCE AND CAPITAL CONTRIBUTION AGREEMENT (this "Agreement"), dated as of October 20, 1999, as amended and restated as of March 27, 2000, as further amended and restated as of November 9, 2000, and as further amended and restated as of May 10, 2002, among FairPoint Communications, Inc. (formerly known as MJD Communications, Inc.), a Delaware corporation ("Parent"), Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent, and the financial institutions listed on the signature pages of this Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Existing Lenders (this and other capitalized terms used in these Recitals are used as defined in Section 1 of this Agreement) presently have the right under this Agreement (as in effect prior to this Amendment and Restatement) to convert their "Loans," as defined in the existing Amended and Restated Credit Agreement dated as of October 20, 1999, as amended and restated as of March 27, 2000, as further amended and restated as of November 9, 2000 and as further amended prior to May 10, 2002 (as so amended and amended and restated, the "Existing Credit Agreement"), among FairPoint Communications Solutions Corp. (the "Borrower") and the Existing Lenders, into shares of preferred stock of Parent;

          WHEREAS, the Borrower desires that the Lenders, the Existing Lenders and the Administrative Agent enter into, as of May 10, 2002, the Amended and Restated Credit Agreement to amend and restate the Existing Credit Agreement (as so amended and restated and as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement") to restructure the obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement and the related documents, and such restructuring is of substantial and material benefit to the Parent; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the parties hereto shall have modified the arrangements under which the Parent is obligated to issue shares of its preferred stock to the Existing Lenders and the Lenders on the terms set forth in this Agreement;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. DEFINED TERMS

          1.1 DEFINED TERMS. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. For purposes of this Agreement, the following terms shall have the meanings

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herein specified unless the context requires otherwise. Defined terms in this
Agreement shall include in the singular number the plural and in the plural the singular.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Agreement" shall mean this Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, as the same may be modified, amended, amended and restated and/or supplemented.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Clawback Amount" means, with respect to any Lender's Loans being converted to Parent Preferred Stock as a result of a Trigger Event described in clause (i) of the definition of Trigger Event, as of the date of the relevant Subsequent Parent Preferred Stock Conversion, (i) the aggregate amount of dividends that would have accrued (including any dividends that would have accrued with respect to accrued dividends) on an amount of Parent Preferred Stock with a liquidation preference equal to the amount of converted Loans during the period from May 10, 2002 through the date of such Subsequent Parent Preferred Stock Conversion, MINUS (ii) the sum of (a) any interest on such converted Loans that accrued during such period and is paid in cash on or prior to the date of such Subsequent Parent Preferred Stock Conversion and (b) any accrued and unpaid interest on such converted Loans that is also being converted to Parent Preferred Stock on such date.

          "Closing Date" shall have the meaning provided in Section 2.2 hereof.

          "Commission" shall mean, at any time, the Securities and Exchange Commission or any other federal agency then administering the Act and other Federal securities laws.

          "Conversion Option" shall have the meaning provided in Section 2.1(b) hereof.

          "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

          "Damages" shall have the meaning provided in Section 2.7 hereof.

          "Designated Affiliate" shall mean (i) for Deutsche Bank Trust Company Americas with respect to the Initial Parent Preferred Stock Conversion, Deutsche Bank Trust Corporation, and (ii) for any Lender with respect to any Subsequent Parent Preferred Stock Conversion, an Affiliate of such Lender designated by such Lender (in a written notice to the Borrower) as the Person entitled to receive such Lender's Parent Preferred Stock upon the Closing Date of such Subsequent Parent Preferred Stock Conversion; PROVIDED, HOWEVER, that under no circumstances will such Person be deemed to be a Subsequent Holder (as defined in the Parent Certificate of Designation).

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          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Existing Lenders" shall mean Wachovia Bank, National Association, Bank of America, N.A., Deutsche Bank Trust Company Americas, Credit Suisse First Boston, Cayman Islands Branch, CIT Lending Services Corporation, Citicorp USA, Inc. and CoBank, ACB.

          "Existing Loans" shall mean the "Loans" as defined in the Existing Credit Agreement.

          "Initial Parent Preferred Stock Conversion" shall have the meaning provided in Section 2.1(a) hereof.

          "Lenders" shall mean Bank of America, N.A., Deutsche Bank Trust Company Americas, Credit Suisse First Boston, Cayman Islands Branch and their successors and assigns, in each case in their respective capacities as "Lenders" under the Credit Agreement.

          "Loans" shall have the meaning provided in the Credit Agreement, except that for purposes of Section 2.1(b) hereof, the Loans shall not include
(a) any amounts representing Existing Swap Obligations which were converted to Loans or (b) interest accrued thereon.

          "Obligations" shall have the meaning provided in the Credit Agreement, except that for purposes of Section 2.1(b) hereof, the Obligations shall not include (a) any amounts representing Existing Swap Obligations which were converted to Loans or (b) interest accrued thereon.

          "Parent" shall have the meaning provided in the first paragraph of this Agreement.

          "Parent Certificate of Designation" shall mean that certain certificate of designation relating to the Parent Preferred Stock filed with the Delaware Secretary of State on May 10, 2002.

          "Parent Preferred Stock" shall mean series A preferred stock, par value $0.01 per share, of Parent issued pursuant to the Parent Certificate of Designation.

          "Parent Preferred Stock Conversion" shall have the meaning provided in
Section 2.1(b) hereof.

          "Purchasers" shall have the meaning provided in Section 2.1(c) hereof.

          "Subsequent Parent Preferred Stock Conversion" shall have the meaning provided in Section 2.1(b) hereof

          "Trigger Event" shall mean, with respect to any Loan of a Lender, any of the following: (i) the failure of the Borrower to pay any amount due with respect to such Loan

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(including principal, interest, Fees and other amounts) in full in cash to such
Lender (or to Administrative Agent on its behalf) on the date such amount is due (whether such amount is due by scheduled payment, at final maturity, by acceleration or otherwise), giving effect to any applicable grace periods, (ii) the delivery of any notice by Parent or Borrower to the Lenders of any tender or similar offer (whether through one offer or a series of related offers) to all holders of Parent Preferred Stock to retire, acquire, purchase or redeem all or any portion of the outstanding Parent Preferred Stock from each holder thereof,
(iii) the making of any tender or similar offer (whether through one offer or a series of related offers) to all holders of Parent Preferred Stock by any Person (including, without limitation, Parent or any of its Affiliates) to retire, acquire, purchase or redeem all or any portion of the outstanding Parent Preferred Stock from each holder thereof, and (iv) the delivery of any notice by Parent or Borrower to the Lenders of any written proposal by a Person other than Parent or any of its Affiliates to acquire, purchase or redeem all or any portion of the outstanding Parent Preferred Stock from each holder thereof pursuant to a tender or similar offer (whether through one offer or a series of related offers) to all holders of Parent Preferred Stock.

          SECTION 2. PURCHASE OF PREFERRED STOCK

          2.1 ISSUANCE OF PREFERRED STOCK.

          (a) INITIAL ISSUANCE. Subject to the terms and conditions hereinafter set forth, on the initial Closing Date each of the Existing Lenders and the Parent hereby agree that the portion of such Existing Lender's Existing Loans set forth next to the name of such Existing Lender on SCHEDULE 2.1(a) annexed hereto shall be converted (without need for delivery of any notice to Parent by any Existing Lender) into Parent Preferred Stock (such conversion being the "Initial Parent Preferred Stock Conversion") with a liquidation preference equal to the dollar amount of such Existing Lender's Existing Loans so converted and in the number of shares for such Existing Lender (or its Designated Affiliate) set forth next to the name of such Existing Lender on such Schedule. The Parent and the Existing Lenders hereby acknowledge and agree that, effective immediately following the Initial Parent Preferred Stock Conversion, each Existing Lender listed on SCHEDULE 2.1(a) annexed hereto that is not a Lender under the Credit Agreement shall have (i) no further rights under this Agreement other than pursuant to the provisions of Sections 2.7, 2.8, 2.9, 3.4 and 3.7 through 3.12, and (ii) no further obligations under this Agreement except with respect to its representations and warranties provided in Section 2.4.

          (b) SUBSEQUENT ISSUANCE. Subject to the terms and conditions hereinafter set forth, each Lender shall have the option (the "Conversion Option") from time to time on or after the occurrence of a Trigger Event with respect to any Loan of such Lender to convert all or any portion of such outstanding Loan, together with accrued and unpaid interest thereon and any other due and unpaid Obligations under the Credit Agreement, into Parent Preferred Stock (each such conversion being a "Subsequent Parent Preferred Stock Conversion"; the Initial Parent Preferred Stock Conversion and each Subsequent Parent Preferred Stock Conversion being sometimes referred to hereinafter as a "Parent Preferred Stock Conversion") with a liquidation preference equal to the sum of (i) the dollar amount of such Loan so converted, (ii) the dollar amount of such unpaid interest and other Obligations so converted and (iii) solely in the case of Loans converted on the basis of a Trigger Event

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described in clause (i) of the definition of Trigger Event, the Clawback Amount calculated on the date of such conversion with respect to such converted Loan. Notwithstanding anything contained in this Agreement or in the Credit Agreement or the related documents to the contrary, (x) no Lender shall have a maximum number of times or minimum amount of Loans or other Obligations with respect to which such Lender's Conversion Option may be exercised, (y) each Lender's right to exercise a Conversion Option with respect to any portion of the applicable Lender's Loans shall not terminate (and once a Trigger Event has occurred such Trigger Event may serve as the basis for each Lender's exercise of its Conversion Option multiple times) until all Loans and other Obligations owed to the applicable Lender under the Credit Agreement are indefeasibly paid in full and/or converted to Parent Preferred Stock in accordance with the terms of this Agreement, and (z) on and after the occurrence of more than one Trigger Event, each Lender may elect, in its sole discretion, which Trigger Event that has occurred shall be the basis for exercising its Conversion Option in any particular instance.

          (c) PURCHASERS. Each Existing Lender converting Existing Loans to Parent Preferred Stock pursuant to Section 2.1(a), each Lender exercising the option to convert outstanding Loans to Parent Preferred Stock pursuant to
Section 2.1(b) and each Designated Affiliate of a Lender or Existing Lender acquiring Parent Preferred Stock pursuant to a Parent Preferred Stock Conversion is referred to hereinafter individually as a "Purchaser," and collectively, as the "Purchasers".

          (d) WACHOVIA. Notwithstanding any provision herein or any other document to the contrary, neither Wachovia nor any of its assignees under the Credit Agreement shall be entitled to exercise any Conversion Option with respect to any Loans representing Existing Swap Obligations which were converted to Loans.

          2.2 TIME AND PLACE OF CONVERSIONS. The Initial Parent Preferred Stock Conversion shall take place no later than 3:00 p.m. (New York City time) at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York on May 10, 2002, and each Subsequent Parent Preferred Stock Conversion shall take place on a closing date (May 10, 2002 and the closing date of such Subsequent Parent Preferred Stock Conversion each being a "Closing Date") at such place and time that the prospective Purchaser and Parent shall mutually agree upon, which, in any event, shall be no later than the date which is ten Business Days after the respective Purchaser has given Parent notice of its exercise of the relevant Conversion Option (and such notice shall specify the Trigger Event on the basis of which such notice is being delivered).

          2.3 REPRESENTATIONS AND WARRANTIES OF PARENT. In order to induce the Purchasers to purchase the Parent Preferred Stock, Parent represents and warrants to each Purchaser on each relevant Closing Date that:

          (a) AUTHORITY, BINDING EFFECT. Parent has the full power and authority to enter into each Parent Preferred Stock Conversion and to incur and perform the obligations in connection therewith, all of which have been duly authorized by all necessary corporate action. Each Parent Preferred Stock Conversion will not violate any provision of any applicable law known to be applicable to it or the Articles of Incorporation or the By-Laws of

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Parent or any material agreement or instrument by which it is bound, and will not result in the creation of any material encumbrance or charge upon any of its assets. Each Parent Preferred Stock Conversion will constitute a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws and judicial decisions of general applicability relating to or affecting creditors rights and to general principles of equity.

          (b) GOOD STANDING. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          (c) SHARES FULLY PAID, NON-ASSESSABLE. The Parent Preferred Stock, when issued and delivered, will be validly issued, fully paid and non-assessable.

          (d) NO PROCEEDINGS. There is no action, proceeding or investigation pending or, to the knowledge of Parent, threatened in writing, nor is there any basis, to its knowledge, for any action, proceeding or investigation, against it or any of its properties or assets which could reasonably be expected to have a material adverse effect on the business operations, financial condition or results of operations of Parent as a whole, or the ability of Parent to perform its obligations in connection with the Parent Preferred Stock Conversion.

          (e) BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Parent is, or will be, entitled to any commission or broker's or finder's fees from Parent, or from any person controlling, controlled by or under common control with Parent, in connection with the Parent Preferred Stock Conversion.

          2.4 REPRESENTATIONS AND WARRANTIES OF PURCHASER. In order to induce Parent to issue the Parent Preferred Stock, each Purchaser (as to itself only) represents and warrants to Parent that:

          (a) PURCHASE FOR INVESTMENT. Each Purchaser will acquire Parent Preferred Stock for its own account for investment and not with a view toward any distribution thereof.

          (b) SECURITIES LAWS. Each Purchaser understands that Parent Preferred Stock has not been registered under the Act or under any state securities laws and may not be sold or transferred unless it is subsequently registered under the Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available.

          (c) KNOWLEDGE. Each Purchaser represents that it is experienced in investment matters, fully understands the transactions contemplated by a Parent Preferred Stock Conversion, has the knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment and has the financial ability and resources to bear the economic risks of its investment.

          (d) ACCREDITED INVESTOR. Each Purchaser is an "accredited investor" as defined in Rule 501(a) under the Act.

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          (e) BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of any Purchaser is, or will be, entitled to any commission or broker's or finder's fees from such Purchaser, or from anyone controlling, controlled by or under common control with such Purchaser, in connection with a Parent Preferred Stock Conversion.

          2.5 CONDITIONS TO THE OBLIGATIONS OF EACH PURCHASER. The obligation of each Purchaser to purchase Parent Preferred Stock pursuant to a Parent Preferred Stock Conversion is subject to the satisfaction of, or the waiver by each Purchaser of, the following conditions at or prior to the respective Closing Date for such Parent Preferred Stock Conversion.

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent contained in Section 2.3 hereof shall be true and correct in all material respects on and as of the respective Closing Date for such Parent Preferred Stock Conversion.

          (b) AGREEMENTS, CONDITIONS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements, conditions and covenants required in connection with the respective Parent Preferred Stock Conversion to be performed or complied with by it on or before the respective Closing Date for such Parent Preferred Stock Conversion.

          (c) SHARE CERTIFICATE. Such Purchaser (or the Purchaser which is its Designated Affiliate, in the case of a Purchaser which has designated such Designated Affiliate with respect to the relevant Parent Preferred Stock Conversion) shall have received on the respective Closing Date certificates evidencing the Parent Preferred Stock, duly completed and executed by Parent in the name of such Purchaser (or the Purchaser which is its Designated Affiliate, as the case may be) and, if required, with the requisite share transfer tax stamps duly affixed.

          (d) ARTICLES AND BYLAWS OF PARENT. Such Purchaser shall have received copies of the Articles of Incorporation and Bylaws of Parent as they exist on the respective Closing Date.

          (e) OPINIONS OF COUNSEL. Parent shall have furnished the Purchaser on the relevant Closing Date an opinion of counsel, dated the Closing Date for such Parent Preferred Stock Conversion, in form and substance reasonably satisfactory to such Purchaser.

          (f) NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, threatened before a court or other government body or by any public authority to restrain or prohibit the Parent Preferred Stock Conversion to occur on such Closing Date.

          (g) CERTIFICATE OF DESIGNATION. Parent shall deliver to such Purchaser evidence that the Parent Certificate of Designation shall have been duly filed with the Secretary of State of Delaware and shall be in full force and effect.

          2.6 CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligation of Parent to issue and sell the Parent Preferred Stock on any Closing Date is subject to the satisfaction of, or the waiver by Parent of, the following conditions at or prior to such Closing Date:

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          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the respective Purchaser contained in Section 2.4 hereof shall be true and correct in all material respects on and as of the respective Closing Date for such Parent Preferred Stock Conversion.

          (b) AGREEMENTS, CONDITIONS AND COVENANTS. Such Purchaser shall have performed or complied in all material respects with all agreements, conditions and covenants in connection with the Parent Preferred Stock Conversion to occur on such Closing Date to be performed or complied with by it on or before such Closing Date.

          (c) NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, threatened before a court or other government body or by any public authority to restrain or prohibit the Parent Preferred Stock Conversion to occur on such Closing Date.

          (d) TRIGGER EVENTS. In the case of any Subsequent Parent Preferred Stock Conversion, a Trigger Event with respect to the relevant Loans shall have occurred and any Lender exercising its Conversion Option shall have provided Parent with notice requesting such Subsequent Parent Preferred Stock Conversion.

          2.7 INDEMNIFICATION. Parent agrees to indemnify and hold each Purchaser and its officers, directors, employees, affiliates and agents, and any successors thereto (and any officers, directors, employees, affiliates and agents of such successors) harmless from any liability, damage, deficiency, demand, claim, suit, action, or cause of action, fine, penalty, loss, cost, expense, including without limitation, reasonable attorney fees (collectively, "Damages") incurred or suffered as a result of or in connection with the enforcement of Parent's obligations with respect to any of the terms, conditions or agreements to be performed (or required to be performed) by it pursuant to the terms of this Agreement, including without limitation, any Damages incurred or suffered as a result of, or in connection with, or arising out of, the failure of any representation or warranty made by Parent in connection with an Parent Preferred Stock Conversion or as otherwise provided herein. The foregoing shall be in addition to, and in no way limit or impair the rights of any Lender or Existing Lender (or Designated Affiliate, in lieu of such Lender or Existing Lender) to enforce Parent's obligations hereunder or seek damages or equitable relief in connection with any failure or assessed failure of Parent to perform its obligations hereunder. Notwithstanding anything in this Agreement, in no event shall Parent be obligated under this Agreement to indemnify any Lender or Existing Lender for such Lender's or Existing Lender's failure to comply with Regulation Y.

          2.8 RULE 144A. Except at such times that Parent is a reporting company under Section 13 or 15(d) of the Exchange Act, Parent shall, upon the written request of any holder of Parent Preferred Stock, provide, subject to customary confidentiality arrangements, to any such holder and to any prospective institutional transferee of Parent Preferred Stock designated by such holder, such financial and other information as is available to Parent or can be obtained by Parent and as such holder may reasonably determine is required to permit a transfer of such Parent Preferred Stock to comply with the requirements of Rule 144A promulgated under the Act.

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          2.9 COMMON STOCK. Parent has not issued and will not issue to the holders of common stock of Parent on or after the original date of this Agreement (i) any class of common stock or any debt securities which (in either case) are convertible into any class of preferred stock of Parent at any time and (ii) any class of preferred stock other than preferred stock for fair market value.

          2.10 OFFERS TO REDEEM PREFERRED STOCK; OTHER PURCHASE OFFERS.

          (a) REDEMPTION. If at any time after the date hereof Parent or any of its Affiliates proposes to retire, acquire, purchase or redeem all or any portion of the outstanding Parent Preferred Stock from each holder thereof pursuant to a tender or similar offer (whether through one offer or a series of related offers) to all holders of Parent Preferred Stock, Parent shall, no later than 25 Business Days prior to the earlier of (x) such tender or similar offer (or series of related offers), (y) the record date for holders of Parent Preferred Stock entitled to participate in such tender or similar offer (or series of related offers) and (z) the date of such retirement, acquisition, purchase or redemption, give written notice of its intention to do so (and the terms of such proposed retirement, acquisition, purchase or redemption) to each Lender and the Administrative Agent so as to permit such Lenders to exercise their Conversion Options with respect to all or any portion of the outstanding Loans prior to the date of such retirement, acquisition, purchase or redemption.

          (b) OTHER PURCHASE OFFERS. If at any time after the date hereof Parent obtains knowledge of any written proposal by a Person other than Parent or any of its Affiliates to acquire, purchase or redeem all or any portion of the outstanding Parent Preferred Stock from each holder thereof pursuant to a tender or similar offer (whether through one offer or a series of related offers) to all holders of Parent Preferred Stock, Parent shall give prompt written notice thereof (and such other information related thereto as Lenders may reasonably request) to each Lender so as to permit such Lenders to exercise their Conversion Options with respect to all or any portion of the outstanding Loans prior to the date of such proposed acquisition, purchase or redemption.

          SECTION 3. MISCELLANEOUS

          3.1 REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent, the Existing Lenders and the Lenders to enter into the Credit Agreement, Parent represents and warrants to the Administrative Agent, the Existing Lenders and the Lenders as follows:

          (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power, authority and legal right to own its property and assets, and to transact the business in which it is engaged; and

          (b) it has the full corporate power, authority and legal right to execute, deliver and perform each of its obligations under this Agreement and has taken all necessary corporate actions to authorize the execution, delivery and performance of each of its obligations under this Agreement and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to

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applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or effecting creditors' rights generally or by equitable principles relating to enforceability.

          3.2 NO GUARANTEE OF INDEBTEDNESS. Neither this Agreement, nor anything herein contained, nor any obligation performed or to be performed pursuant hereto by Parent shall be construed or deemed to constitute, a direct or indirect guarantee by Parent to any person or entity of the payment of the interest, principal or premium of any indebtedness, liability or obligation whatsoever of the Borrower or any Subsidiary of the Borrower, including, without limitation, the Loans.

          3.3 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, faxed, sent by a nationally recognized express courier or delivered by hand, if to Parent, at 521 East Morehead Place, Suite 250, Charlotte, NC 28202,
Attention: Walter E. Leach, Jr. (with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention: Neil A. Torpey, Esq.); if to any Lender or the Administrative Agent, in the manner specified in the Credit Agreement; if to any Existing Lender (other than a Lender), in the manner specified in the Existing Credit Agreement; if to Deutsche Bank Trust Corporation, at 31 W. 52nd Street, 25th Floor, New York, NY 10019, Attention: Anca Trifan; or, at such other address as shall be designated by any party in a written notice to the other parties hereto as provided in this
Section 3.3. All such notices and communications shall be effective at the earliest to occur of receipt, three business days after deposit in the United States mail, one Business Day after delivery to a nationally recognized express courier, and telephone confirmation of receipt of fax communication; PROVIDED, HOWEVER, that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

          3.4 NO WAIVER, REMEDIES CUMULATIVE. No failure or delay on the part of any of the Purchasers or the Administrative Agent in exercising any right, power or privilege hereunder and no course of dealing between Parent or the Borrower, on the one hand, and any of the Lenders, the Existing Lenders, any Designated Affiliates or the Administrative Agent, on the other, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any of the Lenders, the Existing Lenders, any Designated Affiliates or the Administrative Agent would otherwise have. No notice to or demand on Parent in any case shall entitle Parent to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Lenders, any of the Existing Lenders, any Designated Affiliate or the Administrative Agent to any other or further action in any circumstances without notice or demand.

          3.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

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          3.6 HEADINGS DESCRIPTIVE. The headings of the several sections of this
Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          3.7 AMENDMENT OR WAIVER. Neither this Agreement nor any of the terms hereof may be amended, modified, supplemented, waived, discharged or terminated unless such amendment, modification, supplement, waiver, discharge or termination is in writing signed by Parent, the Administrative Agent (with the consent of the Required Lenders) and, to the extent that such amendment, modification, supplement, waiver, discharge or termination would adversely affect the rights under this Agreement of any Existing Lender or Designated Affiliate, such Existing Lender or Designated Affiliate, as the case may be. Any waiver or consent shall be effective only in the specific instance or for the specific purpose for which it was given.

          3.8 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, irrevocably accepts for itself and in respect of its property, unconditionally, the jurisdiction of the aforesaid courts with respect to any such action or proceeding. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Credit Agreement, the Existing Credit Agreement or the transactions contemplated hereby or thereby.

          3.9 SUCCESSORS AND ASSIGNS. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each of Parent and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent, the Lenders, the Existing Lenders, any Designated Affiliates and their respective successors and assigns. Parent acknowledges and agrees that this Agreement is made for the benefit of the Administrative Agent, the Lenders, the Existing Lenders and any Designated Affiliates, and that the Administrative Agent and/or the Lenders and/or the Existing Lenders and/or any Designated Affiliates may enforce all of the obligations of Parent hereunder directly against Parent. Parent may not assign any of its rights or obligations hereunder without the consent of the Required Lenders and, prior to the Initial Parent Preferred Stock Conversion, each Existing Lender. Prior to any Parent Preferred Stock Conversion by a Lender, this Agreement and the rights of the applicable Lender hereunder shall only be assignable by such Lender, to a permitted assignee of such Lender under the Credit Agreement (except that any Lender may designate a Designated Affiliate to receive any Parent Preferred Stock required to be issued to such Lender).

          3.10 SURVIVAL. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the conversion and continuation of the Loans.

          3.11 ENTIRE AGREEMENT. This Agreement, the Credit Documents and the Parent Certificate of Designation, including the schedules hereto and thereto and the documents referred to herein and therein, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof or thereof in any way, including, but not limited to, the Existing Preferred Stock Issuance and Capital Contribution Agreement.

          3.12 ACKNOWLEDGEMENTS. Parent hereby acknowledges and agrees that the execution, delivery and effectiveness of the Credit Agreement and the other Credit Documents do not impair, limit or otherwise affect Parent's obligations under this Agreement in a manner adverse to the Lenders, the Existing Lenders or any Designated Affiliates. Parent hereby releases, remises, acquits and forever discharges each of the Released Parties on the same terms as the Releasors as set forth in Section 12.18(e) of the Credit Agreement, the provisions of which Section are herein incorporated by reference. Each Existing Lender and each Lender hereby waives each of the defaults, if any, that occurred under the Existing Preferred Stock Issuance and Capital Contribution Agreement prior to the Effective Date (it being understood by each of the parties hereto that such waiver (i) is expressly limited to defaults under the Existing Preferred Stock Issuance and Capital Contribution Agreement, and (ii) shall not constitute a waiver of any default under this Agreement arising from any condition or event that would, under any express provision of this Agreement or any other Credit Document that is effective after the Effective Date, constitute a default under this Agreement).

          3.13 EFFECTIVENESS. This Agreement shall become effective on the date on which (i) the Parent, the Administrative Agent and each of the Existing Lenders (or any Designated Affiliate thereof with respect to the Initial Preferred Stock Conversion) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Existing Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing) or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 6 of the Credit Agreement (other than Section 6(n)(iii)) shall have been satisfied in accordance with the terms thereof. The Administrative Agent will give the Parent and each Existing Lender prompt written notice of the occurrence of such effectiveness.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                    FAIRPOINT COMMUNICATIONS, INC.


                                    By:  /s/ Walter E. Leach, Jr.
                                       ---------------------------
                                       Name:  Walter E. Leach, Jr.
                                       Title: Senior Vice President


                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    formerly known as First Union National Bank,
                                    Individually and as Administrative Agent

                                    By:  /s/ Katherine A. Harkness
                                       -------------------------------------
                                       Name:  Katherine A. Harkness
                                       Title: Director


                                    BANK OF AMERICA, N.A.,


                                    By:  /s/ Wayne R. Porritt
                                       -------------------------------------
                                       Name:  Wayne R. Porritt
                                       Title: Managing Director


                                    DEUTSCHE BANK TRUST CORPORATION


                                    By:  /s/ William Archer
                                       ---------------------------------
                                    Name:  William Archer
                                    Title: Managing Director

                                    CIT LENDING SERVICES CORPORATION


                                    By:  /s/ Michael V. Monahan
                                       -----------------------------
                                    Name:  Michael V. Monahan
                                    Title: Vice President


                                    CITICORP USA, INC.


                                    By:  /s/ Michael C. Becker
                                       ------------------------------
                                    Name:  Michael C. Becker
                                    Title: Director

                                    COBANK, ACB

                                    By:  /s/ Rick Freeman
                                       ------------------------------
                                    Name:  Rich Freeman
                                    Title: Vice President


                                    CREDIT SUISSE FIRST BOSTON, CAYMAN
                                    ISLANDS BRANCH (as successor to
                                    DLJ Capital Funding, Inc.)

                                    By:  /s/ David L. Sawyer
                                       ------------------------------
                                    Name:  David L. Sawyer
                                    Title: Director

                                    DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS (formerly known as
                                    Bankers Trust Company), for purposes
                                    of Section 3.12 only

                                    By:  /s/ Anca Trifan
                                       ------------------------------
                                    Name:  Anca Trifan
                                    Title: Director

                                 SCHEDULE 2.1(a)

                                                                             Shares of Initial Parent
         Existing Lender                              Existing Loans             Preferred Stock
         ---------------                              --------------             ---------------
     Wachovia Bank, National
     Association                                      $25,160,000.00              25,160.00000

     Bank of America, N.A.                            $13,753,214.29              13,753.21429

     Deutsche Bank Trust Company
     Americas*                                        $13,753,214.29              13,753.21429

     Citicorp USA, Inc.                               $20,128,000.00              20,128.00000

     Credit Suisse First Boston,
     Cayman Islands Branch Branch                     $11,002,571.43              11,002.57143

     Co Bank, ACB                                     $ 5,032,000.00               5,032.00000

     CIT Lending Services Corporation                 $ 5,032,000.00               5,032.00000

* Deutsche Bank Trust Corporation, which is an Affiliate of Deutsche Bank Trust Company Americas, will be the Purchaser of the Parent Preferred Stock.